UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 15, 2006
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On February 15, 2006, Millennium Cell Inc. (“Millennium Cell”) and Gecko Energy Technologies, Inc. (“Gecko”) entered into a Joint Development Agreement, a Stock Purchase Agreement and, with the two founders of Gecko (the “Founders”), a Stockholders Agreement (collectively, the “Definitive Agreements”). Copies of the Definitive Agreements are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3. The descriptions of the Definitive Agreements in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the agreements attached as exhibits hereto.

Joint Development Agreement

The purpose of the Joint Development Agreement is for Millennium Cell and Gecko jointly to develop planar fuel cell products and associated fuel systems and/or ancillary equipment and technology. The Joint Development Agreement will expire on December 31, 2008, unless earlier terminated in accordance with its terms.

Under the Joint Development Agreement, Gecko will perform certain activities specified on an agreed upon Statement of Work and Millennium Cell will provide certain enumerated services and facilities to Gecko. The parties will jointly own inventions, patents and patent rights developed under the Joint Development Agreement (“Project Technology”) and will have exclusive rights to the Project Technology in their respective fields (as defined in the Joint Development Agreement). Each party is free to exploit Project Technology developed solely by that party outside of the other party’s field and outside the integrated field. In addition, Gecko is required to offer Millennium Cell an exclusive license to any of Gecko’s know-how, patent rights, and Project Technology in Gecko’s field before offering an exclusive license in these rights to a third party.

Also, under the Joint Development Agreement, Millennium Cell received shares of Gecko common stock equal to 22.8% of the outstanding class in exchange for contributions aggregating $950,000 in value (consisting of $450,000 in cash, with the remainder being arms’-length services to be performed by Millennium Cell during 2006). Millennium Cell is required to make additional periodic investments in Gecko during 2006 valued at an additional $1,050,000, in cash or Millennium Cell common stock, for which it would receive additional shares of Gecko common stock, thereby increasing its ownership to 48.0% of the outstanding class. Payments to Gecko, whether in cash or stock, must be used to fund the operations contemplated by the Joint Development Agreement. Millennium Cell has the option, exercisable annually, to invest (in the form of cash or Millennium Cell common stock), an additional $1,500,000 in Gecko in each of 2007 and 2008. The number of shares of Gecko common stock issuable to Millennium Cell in connection with each investment will be based on the then fair market value of such Gecko shares, as determined in accordance with the Joint Development Agreement, although Millennium Cell’s ownership interest in Gecko will not at any time exceed 80.0%.

If at any time during the term of the Joint Development Agreement or after its expiration or termination, Gecko proposes to seek financing from a third party, Millennium Cell will have a preferential right to provide such financing to Gecko on the terms offered to Gecko.

Millennium Cell and Gecko have agreed to indemnify each other for, among other things, breaches of representations, warranties, covenants, agreements, and applicable law. Gecko has also agreed to indemnify Millennium Cell for certain third party actions, including those related to patent infringement and product liability. Millennium Cell’s indemnification obligations under the Joint Development Agreement are subject to a deductible and a maximum dollar limitation.

Stock Purchase Agreement

The Stock Purchase Agreement sets forth the terms and conditions of each issuance of Gecko common stock to Millennium Cell in exchange for investments made by Millennium Cell under the Joint Development Agreement.

A first closing was consummated under the Stock Purchase Agreement on February 15, 2006, in connection with the execution of the Definitive Agreements and the initial investment made by Millennium Cell under the Joint Development Agreement. Additional closings will be consummated under the Stock Purchase Agreement with respect to each subsequent investment in accordance with the terms of the Joint Development Agreement.

The Stock Purchase Agreement contains representations and warranties by Millennium Cell and Gecko and indemnification provisions with respect to breaches of representations, warranties and covenants of each party.

Stockholders Agreement

The Stockholders Agreement imposes certain restrictions and sets forth certain other rights and obligations of Gecko, Millennium Cell and the Founders with respect to Gecko’s capital stock.

Under the Stockholders Agreement, Millennium Cell has rights of first refusal and co-sale rights with respect to any shares of Gecko common stock proposed to be transferred by either of the Founders. If at any time Millennium Cell beneficially owns 50% or more of the outstanding common stock of Gecko, if Millennium Cell desires to sell all of its Gecko shares in a bona fide sale to a third party at a price above its per share acquisition price, it may elect to “drag along” the Founders and require them to sell their respective shares of Gecko stock to the proposed purchaser in such sale.

In addition, Millennium Cell and each of the Founders have the right to purchase additional shares of equity of Gecko, at the then fair market value, so as to maintain its percentage ownership of Gecko in the event that Gecko issues additional shares of capital stock, subject to limited exceptions for certain issuances of capital stock.

Also, so long as Millennium Cell owns 5% or more of the outstanding common stock of Gecko, Millennium Cell will be entitled to designate one director to the three-member board of directors of Gecko (the “Gecko Board”). The Founders will serve as the other two directors on the Gecko Board. Millennium Cell’s representation on the Gecko Board will always correspond to its percentage ownership in Gecko. If at any time Millennium Cell owns more than 60% of Gecko’s outstanding common stock, the Gecko Board shall be increased from three to five members, consisting of the two Founders and three directors designated by Millennium Cell.

Item 2.02. Results Of Operations And Financial Condition.

On February 15, 2006, Millennium Cell issued a press release to report its financial results for the fourth quarter of 2005 and for the full year 2005. The full text of the press release announcing such results is attached hereto as Exhibit 99.2 hereto.

Item 8.01 Other Events.

Protonex License Option Exercise

On February 13, 2006, Millennium Cell announced that Protonex Technology Corporation (“Protonex”), a leading fuel cell supplier and existing licensee of Millennium Cell in the military market, had exercised its option to license Millennium Cell’s Hydrogen on Demand® technology for industrial and medical markets.

The full text of the press release announcing the Protonex option to license exercise is attached hereto as Exhibit 99.3 hereto.

Jadoo Joint Development and Licensing Agreement

On February 9, 2006, Millennium Cell announced that it entered into a Joint Development and Licensing Agreement with Jadoo Power Systems (“Jadoo”), a leading supplier of portable fuel cell power systems. The agreement will allow Jadoo to license Millennium Cell's Hydrogen on Demand® technology for development and commercialization within Jadoo's current line of product offerings.

The full text of the press release announcing the Joint Development and Licensing Agreement with Jadoo is attached hereto as Exhibit 99.4 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1.	*Joint Development Agreement
10.2.	Stock Purchase Agreement
10.3.	Stockholders Agreement

99.1.	Press release dated February 15, 2006, titled “Millennium Cell and Gecko Energy Technologies Announce Joint Development Program.”
99.2.	Press release dated February 15, 2006, titled “Millennium Cell Reports Fourth Quarter and Full Year Results.”
99.3.	Press release dated February 13, 2006, titled “Protonex Broadens License Agreement With Millennium Cell.”
99.4.	Press release dated February 9, 2006, titled “Millennium Cell and Jadoo Power Form Strategic Alliance; Agreement Includes Joint Development and Licensing of Millennium Cell Technology.”

*Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
                                        Title: Chief Financial Officer

Date: February 15, 2006